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                                                                  EXHIBIT 99.3


                              AUTOTOTE CORPORATION

                                OFFER TO EXCHANGE
                                       ITS
                      10-7/8% SERIES B SENIOR NOTES DUE 2004
                       FOR ANY AND ALL OF ITS OUTSTANDING
                      10-7/8% SERIES A SENIOR NOTES DUE 2004



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        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
         ON OCTOBER 21, 1997, UNLESS EXTENDED (THE "EXPIRATION DATE").
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To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

         Autotote Corporation, a Delaware corporation ("Company"), is offering, upon the terms and subject to the conditions set forth in the Prospectus, dated September 12, 1997 (the "Prospectus"), and in this Letter of Transmittal (the "Letter of Transmittal," which together with the Prospectus constitute the "Exchange Offer"), to exchange $1,000 principal amount of its 10-7/8% Series B Senior Notes due 2004 (the "New Notes") for each $1,000 principal amount of its issued and outstanding 10-7/8% Series A Senior Notes due 2004 (the "Old Notes"). Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

         THE EXCHANGE OFFER IS CONDITIONED UPON SATISFACTION OF CERTAIN CONDITIONS SET FORTH IN THE PROSPECTUS UNDER THE CAPTION "THE EXCHANGE OFFER -- CONDITIONS." THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM PRINCIPAL AMOUNT OF OLD NOTES BEING TENDERED FOR EXCHANGE.

         Enclosed herewith for your information and forwarding to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee are copies of the following documents:

                  1. The Prospectus dated September 12, 1997.

                  2. The blue Letter of Transmittal to tender Old Notes for exchange (for your use and for the information of your clients). Facsimile copies of the Letter of Transmittal may be used to tender Old Notes for exchange.

                  3. The gray Notice of Guaranteed Delivery (to be used to tender Old Notes for exchange if certificates for Old Notes are not immediately available or if such certificates for Old Notes and all other required documents cannot be delivered to IBJ Schroder Bank & Trust Company (the "Exchange Agent") on or prior to the Expiration Date or if the procedures for book-entry transfer cannot be completed on a timely basis).

                  4. A yellow printed form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

                  5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

                  6. A return envelope addressed to the Exchange Agent.

         YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 21, 1997, UNLESS EXTENDED.


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                  In all cases, exchanges of Old Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Old Notes, (b) the Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal.

                  Holders of Old Notes who wish to tender their Old Notes and
(i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender by following the guaranteed delivery procedure described in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

                  The Company will not pay any fees or commissions to any broker or dealer or any other person for soliciting tenders of Old Notes pursuant to the Exchange Offer. The Company will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

                  Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent, at its address and telephone numbers set forth on the back cover of the Prospectus. Additional copies of the enclosed material may be obtained from the Exchange Agent.

                                            Very truly yours,



                                            AUTOTOTE CORPORATION


         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS THEREIN.


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